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                                  EXHIBIT C

               SECOND AMENDMENT TO THE 1994 STOCK COMPENSATION
                    PLAN OF WATERMARC FOOD MANAGEMENT CO.


     WHEREAS, on March 18, 1994, the Shareholders of Watermarc Food Management Co. (the "Company"), approved and adopted the 1994 Stock Compensation Plan (the "1994 Plan") which authorized the reservation of 250,000 shares of the Company's common stock, $.05 par value ("Common Stock"), for issuance to eligible participants under the 1994 Plan;

     WHEREAS, on December 16, 1994, the Board of Directors of the Company authorized the amendment of the 1994 Plan in order to (i) increase the number of shares reserved for issuance under the 1994 Plan from 250,000 to 500,000 shares, (ii) authorize "Outside Directors", those directors not also serving as employees of the Company, to be eligible to receive nonqualified stock options under the 1994 Plan, and (iii) authorize the issuance of "Restricted Stock" to eligible participants under the 1994 Plan which amendments were approved by the Shareholders of the Company at the Company's Annual Meeting of Shareholders held March 17, 1995;

     WHEREAS, Section 22 of the 1994 Plan, among other things, requires the approval of the Shareholders of the Company to change the number of shares of Common Stock eligible for issuance under the 1994 Plan and to modify the provisions related to the determination of persons eligible to participate under the 1994 Plan;

     WHEREAS, on January 27, 1992, the Company adopted the 1992 Stock Compensation Plan (the "1992 Plan") pursuant to which a total of 240,000 shares of Common Stock were authorized and reserved for issuance to officers, directors, employees and advisors of the Company or any subsidiary of the company pursuant to the grant of nonqualified options, incentive stock options and stock appreciation rights;

     WHEREAS, the terms and provisions of the 1994 Plan and the 1992 Plan are substantially similar;

     WHEREAS, the Board of Directors of the Company proposes to consolidate the Company's 1992 and 1994 Plans by eliminating the 1992 Plan and increasing the number of shares of Common Stock available for issuance under the Company's 1994 Plan by the number of shares which are available under the 1992 Plan (240,000), plus an additional 260,000 shares, for a total of 1,000,000 shares available for issuance under the 1994 Plan;

     WHEREAS, subject to the approval of the Company's Shareholders of this Second Amendment to the Company's 1994 Plan, such amendment is hereby ratified, confirmed and approved as of _______________, 1995;

     NOW, THEREFORE, for and in consideration of the premises, the 1994 Plan is hereby amended by this "Second Amendment" thereto as follows:

     1.     Amendments to the 1994 Plan.

            (a) Section 1 of the 1994 Plan is hereby amended to read in its entirety as follows:

            1. Purpose of Plan. This 1994 Stock Compensation Plan ("Plan") is intended to encourage ownership of the common stock of Watermarc Food Management Co. ("Company") by certain officers, directors, employees and advisors of the Company or any Subsidiary or Subsidiaries of the Company (as hereinafter defined) in order to provide additional incentive for such persons to promote the success and the business of the Company or its Subsidiaries and to encourage them to remain in the employ of the Company or its Subsidiaries by providing such persons an opportunity to benefit from any appreciation of the common stock of the Company through the issuance of stock options, restricted stock and related stock appreciation rights to such persons in accordance with the terms of the Plan. It is further intended that options granted pursuant to this

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            Plan shall constitute either incentive stock options ("Incentive
            Options") within the meaning of Section 422 (formerly Section 422A) of the Internal Revenue Code of 1986, as amended ("Code"), or options which do not constitute Incentive Options ("Nonqualified Options") as determined by the Committee (as hereinafter defined) at the time of issuance of such options. Incentive Options, Nonqualified Options and Reload Options (as defined in Section 11 hereof) are herein sometimes referred to collectively as "Options". The term "Options(s)" also includes Restricted Stock (as defined in Section 19 hereof) unless the context in which such term is used is inconsistent with the definition of Restricted Stock. As used herein, the term Subsidiary or Subsidiaries shall mean any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            (b) Section 2 of the 1994 Plan is hereby amended to read in its entirety as follows:

            2. Stock Subject to the Plan. Subject to adjustment as provided in Section 14 hereof, there will be reserved for use upon the exercise of Options and the issuance of Restricted Stock granted from time to time under the Plan, an aggregate of one million (1,000,000) shares of the common stock, $.05 par value, of the Company ("Common Stock"), which shares in whole or in part shall be authorized, but unissued, shares of the Common Stock or issued shares of Common Stock which shall have been reacquired by the Company as determined from time to time by the Board of Directors of the Company ("Board of Directors"). To determine the number of shares of Common Stock available at any time for the granting of Options or Restricted Stock under the Plan, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Options have been granted pursuant to the Plan which remain outstanding or which have been exercised and the number of shares of Restricted Stock which have been issued and remain outstanding, whether or not any vesting schedule or other conditions thereto have been met. If and to the extent that any Option to purchase reserved shares shall not be exercised by the optionee for any reason or if such Option to purchase shall terminate as provided herein, or if shares of Restricted Stock have been issued which are subject to vesting or other requirements and such requirements have not been met or satisfied, such shares which have not been so purchased or which have not met the vesting or other requirements associated therewith hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased or unvested shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 14 hereof).

            (c)     Section 17 of the 1994 Plan is hereby amended to read in

its entirety as follows:

            17. Modification, Extension, and Renewal of Options. Subject to the terms and conditions and within the limitation of the Plan, the Committee and the Board of Directors may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised). The Committee or the Board of Directors may amend the terms of any Options or other award theretofore granted prospectively or retroactively, and may also substitute new Options for previously granted Options including previously granted Options having higher option prices. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the optionee or holder, alter or impair any rights or obligations under any Option theretofore granted under the Plan.


     2. Ratification of Plan. Except as modified hereby, the 1994 Plan is hereby approved, ratified and confirmed in all respects.







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         Executed and effective this ______ day of ________________, 1995.


                                WATERMARC FOOD MANAGEMENT CO.



                                ---------------------------------------
                                      Ghulam Bombaywala,
                                      Chief Executive Officer



ATTEST:

By:
   --------------------------------
     Thomas J. Buckley, Secretary